Exhibit 23.7           Consent of Seale & Beers, CPAs



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registration statement on Form S-1/A6, of Essense Water Inc., of our report dated October 21, 2009 on our audit of the financial statements of Essense Water Inc. as of August 31, 2009, and the related statements of operations, stockholders' equity and cash flows from inception January 29, 2009 through August 31, 2009 and the reference to us under the caption "Experts."





/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 19, 2010











         Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
             50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                Phone: (888)727-8251 Fax: (888)782-2351